ARTHUR ANDERSEN LLP

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Company's registration statement filed on Form S-3 of our report dated March 31, 1997(except with respect to the matter discussed in Note 18, as to which the date is November 11, 1997), included in Precision Standard Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in the registration statement.

/s/Arthur Andersen LLP

Denver, Colorado
 December 18, 1997.